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                                                                    EXHIBIT 99.1

For Release:  Immediately

Contact:      John D. Swift, Chief Financial Officer

           MOHAWK INDUSTRIES, INC. ANNOUNCES RECORD FOURTH QUARTER AND YEAR NET EARNINGS WITH A 51% INCREASE IN THE FOURTH QUARTER

Calhoun, Georgia, February 7, 2002 - Mohawk Industries, Inc. (NYSE:MHK) today announced record net earnings and diluted earnings per share (EPS) for the fourth quarter of 2001 with $59,193,000 (51% above last year) in net earnings or $1.11 per share (50% above last year). This compares to $39,262,000 in net earnings or EPS of $0.74 for the fourth quarter of 2000. This improvement was the result of increased sales, improved gross profit, reduced selling, general and administrative and interest expenses, and an adjustment to reduce the effective income tax rate for tax credits. Net sales for the quarter increased 7% to $895,825,000 compared to $837,886,000 for the fourth quarter of 2000. The sales increase was attributable to the sales growth across various product categories.

Net earnings for the year 2001 were $188,592,000 (13% above last year) and EPS was $3.55 (15% above last year). These are the highest earnings and EPS ever recorded by Mohawk. This compares to $166,852,000 in net earnings for the year 2000 (before the pre-tax charge of $7,000,000 related to an anti-trust litigation settlement) or EPS of $3.08. After the pre-tax charge, 2000 net earnings were $162,599,000 or EPS of $3.00. This improvement was attributable to increased sales, reduced interest expenses, an adjustment to reduce the effective income tax rate for tax credits and a reduced number of diluted shares outstanding. Net sales for the year of 2001 were $3,445,945,000 representing a 1% increase over 2000 sales of $3,404,034,000.

In commenting on the fourth quarter performance, Jeffrey S. Lorberbaum, President and CEO, stated, "These are outstanding results, particularly in the face of the recessionary economy we have seen for the last few quarters. With stronger than expected sales growth, reduced selling, general and administrative expenses, lower interest expense, more favorable income tax rates and record net earnings, we were able to exceed our goals in every area. We have reduced our inventory levels by $43 million since the beginning of the year, improving our fourth quarter inventory turnover from 4.4 to 5.1 turns. We have made $281 million in debt repayments reducing our debt to capitalization ratio to 25% and reducing our debt by 48% for the year. Our management has decreased working capital and capital expenditures in our core business in 2001 while investing in working capital for

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our hard surface products. Our cash flow from operations was the highest ever at
$326 million for the year or a $110 million improvement over last year.

I would personally like to thank all of our employees for their hard work and dedication in making it possible for us to achieve these outstanding results. Their efforts have allowed us to successfully roll out our hard surface programs this year in each of our regions with our hard surface margins covering the investments we made for the year. We continue to place emphasis on cost control and efficiency improvements throughout our organization as we move forward.

We are working diligently to complete the various aspects of the Dal-Tile merger as soon as possible and look forward to completing the merger in the near future.

We were very pleased to be named to The Bloomberg 100 list in its January/February 2002 issue and for a third year to the Forbes Platinum 400 list. In addition, commercial designers gave the Mohawk commercial brands a strong rating by placing them in one of the top three places for service, quality, design, value, and performance as shown in the October 2001 issue of Floor Focus. No other commercial carpet manufacturer achieved as high a rating in all categories."

There is still much uncertainty in the economy and economists are somewhat divided on the timing and magnitude of the recovery. Mohawk is not totally confident that our improvement in sales will continue as robustly as it has over the last quarter. Additionally, increasing petroleum prices could negatively affect Mohawk's results in future quarters. At this time, Mohawk anticipates that the first quarter 2002 EPS will be 20% to 30% above 2001 and second quarter 2002 will be 15% to 20% above last year. None of the above information includes the impact of Mohawk's proposed merger with Dal-Tile.

During the fourth quarter of 2001, the Company changed its accounting for shipping and handling costs. Prior to the fourth quarter those costs were included as a reduction to net sales. In the fourth quarter of 2001, these costs were recorded in cost of sales. The amounts included in net sales in prior periods have been reclassified from net sales to cost of sales to conform to the presentation in the fourth quarter of 2001. The impact of these changes was to increase net sales and cost of sales for the quarter and year ended December 31, 2001 by $38,010,000 and $148,921,000, respectively, and for the quarter and year ended December 31, 2000 by $38,445,000 and $148,188,000, respectively.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future financial performance, business prospects, growth and operating strategies, proposed acquisitions, and similar matters, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private

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Securities Litigation Reform Act of 1995. Those statements are based on many assumptions including assumptions regarding the Company's ability to maintain its sales growth and gross margins and to control costs. These or other assumptions could prove inaccurate and therefore, there can be no assurance that the "forward-looking statements" will prove to be accurate. Forward-looking statements involve a number of risks and uncertainties. The following important factors affect the future results of Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floorcovering markets served by Mohawk; competition from other carpet, rug and floorcovering manufacturers, raw material prices, timing and level of capital expenditures, the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time, the successful introduction of new products, the successful rationalization of existing operations, and other risks identified from time to time in the Company's SEC reports and public announcements.

Mohawk is a leading supplier of flooring for both residential and commercial applications and a producer of woven and tufted broadloom carpet and rugs. The Company designs, manufactures and markets premier carpet brand names, which include "Mohawk," "Aladdin," "Bigelow," "Custom Weave," "Durkan," "Galaxy," "Helios," "Horizon," "Karastan," "Mohawk Commercial," "World," and "Wunda Weve." Mohawk offers a broad line of home products including rugs, throws, pillows, bedspreads under the brand names Karastan, Mohawk Home, Aladdin, Newmark, Goodwin Weavers. Mohawk also offers other products that include laminate, wood, ceramic, and vinyl flooring and carpet padding.

                                      #####


            There will be a conference call Friday, February 8, 2002
                            at 11:00 AM Eastern Time

    The telephone number to call is 1-800-603-9255. A conference call replay will also be available until Friday, March 1, 2002 by dialing 1-800-642-1687 and entering Conference ID 3106089.

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MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Earnings Data
(Amounts in thousands, except per share data)                  Three Months Ended                         Year Ended
                                                       ------------------------------------  ------------------------------------
                                                       December 31, 2001  December 31, 2000  December 31, 2001  December 31, 2000
                                                       -----------------  -----------------  -----------------  -----------------
Net sales ...........................................       $895,825            837,886          3,445,945          3,404,034
Cost of sales .......................................        675,823            635,702          2,613,043          2,581,185
                                                            --------            -------          ---------          ---------
    Gross profit ....................................        220,002            202,184            832,902            822,849
Selling, general and administrative expenses ........        122,419            126,755            505,745            505,734
Class action legal settlement .......................             -                  -                  -               7,000
                                                            --------            -------          ---------          ---------
    Operating income ................................         97,583             75,429            327,157            310,115
Interest expense ....................................          5,734              9,457             29,787             38,044
Other expense, net ..................................          1,860              1,608              5,954              4,442
                                                            --------            -------          ---------          ---------
    Earnings before income taxes ....................         89,989             64,364            291,416            267,629
Income taxes ........................................         30,796             25,102            102,824            105,030
                                                            --------            -------          ---------          ---------
    Net earnings ....................................       $ 59,193             39,262            188,592            162,599
                                                            ========            =======          =========          =========
Basic earnings per share ............................       $   1.12               0.75               3.60               3.02
                                                            ========            =======          =========          =========
Weighted-average common shares outstanding ..........         52,631             52,535             52,418             53,769
                                                            ========            =======          =========          =========
Diluted earnings per share ..........................       $   1.11               0.74               3.55               3.00
                                                            ========            =======          =========          =========
Weighted-average common and dilutive potential
    common shares outstanding .......................         53,501             52,953             53,141             54,255
                                                            ========            =======          =========          =========
Other Financial Information
(Amounts in thousands)

Depreciation & amortization .........................       $ 21,471             20,935             84,167             82,346
                                                            ========            =======          =========          =========
Capital expenditures ................................       $ 11,960             19,937             52,913             73,475
                                                            ========            =======          =========          =========
Consolidated Balance Sheet Data
(Amounts in thousands)
                                                                                             December 31, 2001  December 31, 2000
                                                                                             -----------------  -----------------
ASSETS
Current assets:
    Receivables ...........................................................................     $  404,875            358,809
    Inventories ...........................................................................        531,405            574,595
    Prepaid expenses ......................................................................         24,884             26,973
    Deferred income taxes .................................................................         70,058             66,474
                                                                                                ----------          ---------
        Total current assets ..............................................................      1,031,222          1,026,851
Property, plant and equipment, net ........................................................        619,703            650,053
Other assets ..............................................................................        117,560            118,474
                                                                                                ----------          ---------
                                                                                                $1,768,485          1,795,378
                                                                                                ==========          =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt .....................................................     $  158,366            224,391
    Accounts payable and accrued expenses .................................................        423,495            375,268
                                                                                                ----------          ---------
        Total current liabilities .........................................................        581,861            599,659
Long-term debt, less current portion ......................................................        150,067            365,437
Deferred income taxes and other long-term liabilities .....................................         88,006             75,922
                                                                                                ----------          ---------
        Total liabilities .................................................................        819,934          1,041,018
                                                                                                ----------          ---------
Total stockholders' equity ................................................................        948,551            754,360
                                                                                                ----------          ---------
                                                                                                $1,768,485          1,795,378
                                                                                                ==========          =========

Dates for Future Press Releases and Conference Calls:
-------------------------------------------------------------------------
                Press Release  Conference Call

 4th Qtr. 2001    February 7     February 8    11:00 a.m. (800-603-9255)
 1st Qtr. 2002    April 15       April 16      11:00 a.m.       "
 2nd Qtr. 2002    July 15        July 16       11:00 a.m.       "
 3rd Qtr. 2002    October 14     October 15    11:00 a.m.       "
 4th Qtr. 2002    February 6     February 7    11:00 a.m.       "

Conference call replay is (800) 642-1687 and is available for five days after the conference call. Enter conference ID number 3106089.

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